SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 10, 2011

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 10, 2011, Evolving Systems, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2011.  The full text of the Company’s press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

ITEM 8.01                                       OTHER EVENTS

On November 10, 2011, the Company announced that its Board of Directors declared a special cash dividend of $2.00 per share (or approximately $22 million in the aggregate) payable to holders of record of the Company’s common stock as of the close of business on December 12, 2011. The payment date for the special dividend will be January 3, 2012.

To ensure that the Company’s option holders are not adversely affected by the special dividend, the Company will adjust all outstanding stock options to maintain the intrinsic value of the option holders’ outstanding options.  The full text of the Company’s press release regarding the special dividend is included as Exhibit 99.2.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

Exhibit Number	Description

99.1	The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

99.2	The full text of Evolving Systems’ press release regarding the special dividend is included as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2011

Evolving Systems, Inc.

By:	/s/ BRIAN R. ERVINE
Brian R. Ervine
Executive Vice President, Chief Financial & Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1

Press Release issued by Evolving Systems, Inc. (“Evolving Systems”) announcing its financial results for the third quarter ended September 30, 2011. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

99.2

Press Release issued by Evolving Systems, Inc. (“Evolving Systems”) announcing its declaration of a special dividend payable January 3, 2012. The full text of Evolving Systems’ press release is attached as Exhibit 99.2.